ENVIRONMENTAL INDEMNITY AGREEMENT

                  THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement"), made as of June ____, 1998, from BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation having an office at 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Telefax Number (312) 977-3699 (the "Guarantor") to the Indemnified Parties (as hereinafter defined) including AH Texas Owner Limited Partnership, an Ohio limited partnership having an address at 320 King of Prussia Road, Suite 160, Radnor, Pennsylvania 19087,
Attention: David B. Fenkell, Telefax Number (610) 902-0777 (together with its successors and assigns, "Owner").

                                    RECITALS

                  WHEREAS, the sole partners of Owner are AH Texas Subordinated, LLC, an Ohio limited liability company which itself is the sole limited partner of Owner (the "Limited Partner"), and AH Texas CGP, Inc., an Ohio corporation (the "General Partner"), which acts as the sole general partner of Owner;

     WHEREAS,  the  Limited  Partner  is the  sole  shareholder  of the  General
Partner;

                  WHEREAS, Owner intends to develop a congregate housing facility with an assisted living component for the elderly in Austin, Texas, which is currently referred to as "The Heritage at Gaines Ranch" (the "Project");

                  WHEREAS, Owner has obtained a loan from Nomura Asset Capital Corporation (the "Senior Lender") for the acquisition, development and construction of the Project, in the amount of up to $24,250,000 (the "Senior Loan");

                  WHEREAS, Owner and BLC of Texas-IL, L.P., a Delaware limited partnership and an affiliate of Guarantor (the "Manager"), are entering into a certain management agreement dated the date herewith and a certain development agreement dated the date herewith (collectively the "Management Agreement"), pursuant to which Manager shall manage, operate and develop the Property;

                  WHEREAS, Owner purchased the Project from the Manager; and

                  WHEREAS, Owner is unwilling to enter into the Management Agreement unless Guarantor indemnifies Owner against certain liabilities arising under Environmental Laws (as herein defined), relating to the property where the Project is located, which property consists of the fee simple interest in the land (being more particularly described in the documents evidencing the Senior
Loan) and all buildings, structures and other improvements now or hereafter situated on such land (the "Property").

                  NOW, THEREFORE, in consideration of entering into the Management Agreement and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:
                  1. Defined Terms. Unless the context otherwise requires, capitalized terms used but not otherwise defined herein but defined in the Loan Agreement dated as of the date hereof among Owner, Manager and Senior Lender (the "Loan Agreement") shall have the meanings provided therefore in the Loan Agreement, and the following terms shall have the following meanings:

                  "Environmental Claim" means any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority requiring, alleging or asserting liability with respect to any of the Indemnified Parties or the Property, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use, Release or threatened Release into the environment of any Hazardous Substance in violation of any Environmental Law originating at or from, or otherwise affecting the Property, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by any of the Indemnified Parties or otherwise affecting the Property or
(iii) any alleged injury or threat of injury to health, safety or the environment by any of the Indemnified Parties or otherwise affecting the Property arising from actions which are in violation of Environmental Laws.

                  "Environmental Laws" means any and all applicable federal, state, local and foreign laws, rules, regulations or municipal ordinances each as amended from time to time, and any Permits, approvals, licenses, registrations, filings and authorizations, in each case as in effect as of the relevant date, relating to the environment, health or safety, and pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Substances Transportation Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, the Toxic Substance Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act, any state super-lien and environmental clean-up statutes and all amendments to and regulations in respect of the foregoing laws.

     "General Partner" has the meaning provided in the Recitals to this Agreement.

     "Guarantor" has the meaning provided in the first paragraph of this Agreement.

                  "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead based paint, the presence, generation, use, transportation, storage or disposal of or exposure to which (x) is regulated or could lead to liability under any Environmental Law or (y) is subject to notice or reporting requirements under any Environmental Law, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

     "Indemnified Parties" is defined in Section 2(a) of this Agreement.

     "Owner" has the meaning provided in the Recitals to this Agreement.

                   "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

                   "Release" means, with respect to any Hazardous Substances, any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                   "Remedial Work" means any investigation, site monitoring, containment, cleanup, removal, restoration or other work of any kind reasonably necessary or required under an applicable Environmental Law,

                   "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance in violation of Environmental Laws or transportation to or from the property of such Person of such Hazardous Substance in violation of Environmental Laws.

                  2.       Indemnification.

                  (a) Guarantor agrees to indemnify, reimburse, defend and hold harmless Owner, Limited Partner, General Partner and their directors, officers, employees, partners, members, managers, shareholders and agents (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, consequential damages, reasonable attorneys' fees, reasonable disbursements and expenses, and reasonable consultants' fees, disbursements and expenses, including costs of Remedial Work (collectively "Losses"), asserted against, resulting to, imposed on, or incurred by any of them, directly or indirectly, in connection with any of the following:

     i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                  ii) the presence, Use or Release of Hazardous Substances at, on, in, under or from the Property, which presence, use or release requires or could reasonably require Remedial Work;

                  iii)  any   Environmental   Claim  against  any  Person  whose
         liability for such Environmental Claim Guarantor has or may have assumed or retained either contractually or by operation of law; or

                  iv) any failure of Guarantor to fulfill each and every obligation undertaken pursuant to this Agreement.

     It is specifically acknowledged and agreed that David B. Fenkell is an Indemnified Party.

                  (b) Nothing in this Agreement shall be deemed to deprive an Indemnified Party of any rights or remedies provided to such Indemnified Party elsewhere in this Agreement or otherwise available to such Indemnified Party under law. Guarantor waives and releases each Indemnified Party from any rights or defenses Guarantor may have under common law or Environmental Laws for liability arising from or resulting from the presence, Use or Release of Hazardous Substances except to the extent directly caused by the gross negligence, fraud or willful misconduct of such Indemnified Party.

                  3. Payment. All payments due to an Indemnified Party under this Agreement shall be payable to such Indemnified Party within ten (10) days after written demand therefor, and shall bear interest at ten percent (10%) per annum from the date such payment is due until the date of payment.

     4. Governing Law; Waiver of Jury Trial; Consent to Venue.

                  (a) The parties agree that the State of Ohio has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Ohio applicable to contracts made and performed in such State and any applicable law of the United States of America subject, however, as to performance, to the Environmental Laws governing the Project. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement, and this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio subject, however, as to performance, to the Environmental Laws governing the Project.

                  (b) THE GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTOR. THE GUARANTOR SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED UNLESS THE FAILURE TO SO CONSOLIDATE WOULD RESULT IN A MANDATORY LOSS OF SUCH CLAIM. IN THE EVENT OF A DISPUTE UNDER THIS AGREEMENT, THE GUARANTOR HEREBY AGREES THAT EXCLUSIVE JURISDICTION AND VENUE LIES IN A COURT OF COMPETENT JURISDICTION IN FRANKLIN COUNTY OHIO.

                  5. Modification, Waiver in Writing. No modification, amendment, extension. discharge, termination or waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Guarantor shall entitle Guarantor to any other or future notice or demand in the same, similar or other circumstances.

                  6. Delay Not a Waiver. Neither any failure nor any delay on the part of any Indemnified Party in insisting upon strict performance of any term, condition, covenant or agreement or exercising any right, power, remedy or privilege hereunder, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, an Indemnified Party shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or to declare a default for failure to effect prompt payment of any such other amount.

                  7. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to any Indemnified Party at the address of Owner set forth on the first page hereof, and if to Guarantor at its designated address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 7. A copy of all notices, consents, approvals and requests directed to Owner shall be delivered concurrently to the following: Squire, Sanders & Dempsey L.L.P., 41 South High Street, Suite 1300, Columbus, Ohio 43215, Attention: Scott B. West, Esq., Telefax Number (614) 365-2499. A copy of all notices, consents, approvals and requests directed to Guarantor shall be delivered concurrently to each of the following: Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Darryl W. Copeland, Jr., Telefax Number
(312) 977-3699; Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Robert J. Rudnik, Esquire, Telefax Number (312) 977-3769; Brookdale Living Communities, Inc., 77 West Wacker Drive, Suite 4400, Chicago, Illinois 60601, Attention: Scott E. Jordan, Esquire, Telefax Number (312) 977-3769; and Wayne D. Boberg, Esq., Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60602, Telefax Number (312) 558-5700. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation received prior to 5:00 p.m. local time on a Business Day or if confirmation received thereafter on the next succeeding Business Day, provided that such telecopied notice was also delivered as required in this Section 7. A party receiving a notice which does not comply with the technical requirements for notice under this Section 7 may elect to waive any deficiencies and treat the notice as having been properly given.

                  8. Assignment. Guarantor shall not shall have the right to assign this Agreement and the obligations hereunder to any Person without the consent of David B. Fenkell. All references to "Indemnified Parties" hereunder shall be deemed to include the heirs, successors and assigns of the Indemnified Parties.

                  9. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  10. Heading and Recitals. The information set forth in the heading and recitals hereof are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  11. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  12.      Intentionally Omitted.

                  13. Survival. This Agreement shall survive in perpetuity. Notwithstanding the foregoing, Guarantor shall not indemnify any Indemnified Party with respect to any Losses incurred in connection with, or as a direct result of, any or all of the matters described above in Section 2(a)(i) through 2(a)(iii) to the extent that Guarantor can establish directly and solely that such Losses result from Hazardous Substances being placed on, above or under the Property by the affirmative act or gross negligence of such Indemnified Party. Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated as the case may be, if at any time any payment is made by Guarantor to any Indemnified Party and such payment is rescinded or must otherwise be returned by such Indemnified Party upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Guarantor, all as though such payment had not been made.

                  14. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Agreement.

                  15. Termination. Notwithstanding anything to the contrary contained herein, this Guaranty and the indemnity obligations provided hereunder shall terminate on the date upon which Manager or Guarantor (or their affiliates) no longer has an interest in the Property, whether as manager, developer, lessee, lessor, owner or otherwise; provided, however, that the indemnification provided herein shall continue to be effective or shall be reinstated, as the case may be, to the extent that (a) any such obligations exist and remain unpaid or otherwise unsatisfied, (b) such Losses are incurred by David B. Fenkell, Alliance Holdings, Inc. or any of its directors, officers, employees, shareholders and agents, or (c) if subsequent to any such date, Losses are incurred as set forth in Section 2(a) and such Losses were the result of events, circumstances or conditions which occurred prior to or during the period when Manager (or its affiliates) had an interest in the Property.

                  16.      Intentionally Omitted.

                  17. INTERCREDITOR AGREEMENT. THE RIGHTS AND OBLIGATIONS OF THE
PARTIES   HEREUNDER  ARE  ALL  SUBJECT  TO  THE  TERMS  AND  CONDITIONS  OF  THE
INTERCREDITOR AGREEMENT.

                  IN  WITNESS   WHEREOF,   the   Guarantor   has   caused   this
Environmental Indemnity Agreement to be duly executed by its duly authorized representative, all as of the day and year first above written.

                               GUARANTOR:

                               BROOKDALE LIVING COMMUNITIES, INC.,
                               a Delaware corporation


                               By:
                                        Name:    Darryl W. Copeland, Jr.
                                        Title:   Executive Vice President